Exhibit 10.8

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 31st, 2009, is made by and among RHINO ENERGY LLC, a Delaware limited liability company, formerly known as CAM Holdings LLC (“Borrower”), EACH OF THE GUARANTORS (as hereinafter defined), the LENDERS PARTY HERETO, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as “Agent”).

WITNESSETH:

WHEREAS, Borrower, Guarantors (as defined therein), Lenders (as defined therein) and Agent are parties to that certain Credit Agreement, dated as of August 30, 2006; as amended by that certain First Amendment to Credit Agreement, dated as of December 28, 2006; as amended by that certain Second Amendment to Credit Agreement and Consent, dated as of March 8, 2007; as amended by that certain Third Amendment to Credit Agreement, dated as of February 29, 2008; as amended by that certain Fourth Amendment to Credit Agreement, dated as of May 15, 2008; as amended by that certain Fifth Amendment to Credit Agreement, dated June 1, 2008, as amended by that certain Sixth Amendment to Credit Agreement and Amendment to Fifth Amendment to Credit Agreement, dated November 4, 2008 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined herein and defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement;

WHEREAS, Borrower wishes to make certain changes to certain covenants contained in the Credit Agreement;

WHEREAS, the Loan Parties now request that Required Lenders agree to the amendments to the Credit Agreement set forth herein; and Required Lenders are willing to accommodate the request of the Loan Parties, subject to and on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.             Amendment of Section 1.1 [Certain Definitions].

(a)           The following definitions contained in Section 1.1 [Certain Definitions] are hereby amended and restated in their entirety as follows:

“Availability shall mean, as of the date of determination, an amount, which equals the lesser of (i) the difference (if a positive number) between the amount of the Revolving Credit Commitments as of such date, less the Revolving Facility Usage as of such date or (ii) the difference (if a positive number) between the maximum pro-

forma amount of the available Revolving Credit Commitments that the Borrower could draw as of such date and remain in compliance with the covenants contained in this Agreement, less the Revolving Facility Usage as of such date.”

“Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, (ii) the Federal Funds Open Rate plus 50 basis points (½ of 1%), and (iii) the Daily LIBOR Rate plus 100 basis points (1%).  Interest on borrowings at the Base Rate is calculated on an actual/360 day basis and is payable quarterly.

For purposes of this definition, “Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.  “Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by the Agent).”

“Federal Funds Open Rate shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the “open” rate for federal funds transactions for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Bloomberg display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day, or if no such rate shall be quoted by a federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the federal funds rate without notice to the Borrower.”

(b)           Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert the following new definition in the appropriate alphabetical order therein:

“Seventh Amendment shall mean that certain Seventh Amendment to Credit Agreement, dated as of March 31, 2009, among Borrower, Guarantors, Lenders party thereto and Agent.”

2.             Amendment of Section 8.1.14 [Collateral and Additional Collateral, Etc.].  Section 8.1.14 (ii)(a) and Section 8.1.14 (iii)(iii)(B) of the Credit Agreement are hereby amended to delete the phrase “(other than Property located in Colorado or Illinois)”.

3.             Amendment of Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].  Section 8.2.6 (3)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii)       If the Borrower’s pro-forma Leverage Ratio before and after giving effect to such Permitted Acquisition and any Loan associated therewith is (A) greater than or equal to 3.0 to 1.0, then the Borrower shall have Availability of at least $25,000,000 after giving effect to such Permitted Acquisition and any Loan associated therewith and (B) less than 3.0 to 1.0, then the Borrower shall have Availability of at least $15,000,000 after giving effect to such Permitted Acquisition and any Loan associated therewith;”

4.             Amendment of Section 8.2.17 [Maximum Leverage Ratio].  Section 8.2.17 of the Credit Agreement is hereby amended and restated in its entirety and reads as follows:

“8.2.17    Maximum Leverage Ratio.

The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter set forth below to exceed the applicable ratio set forth below:

Fiscal Period Then Ending	Ratio
March 31, 2009	4.0 to 1.0

June 30, 2009	4.0 to 1.0

September 30, 2009	3.75 to 1.0

December 31, 2009	3.5 to 1.0

March 31, 2010	3.5 to 1.0

June 30, 2010	3.5 to 1.0

September 30, 2010	3.5 to 1.0

December 31, 2010	3.25 to 1.0

March 31, 2011	3.25 to 1.0

June 30, 2011 and each fiscal quarter thereafter	3.0 to 1.0”

5.             Amendment of Section 8.3.3 [Annual Financial Statements].  Section 8.3.3 of the Credit Agreement is hereby amended and restated in its entirety and reads as follows:

“8.3.3      Annual Financial Statements.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, retained earnings, and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent; provided, however, notwithstanding the foregoing it is agreed that the Borrower shall have until April 15, 2009 to provide the financial statements for the 2008 fiscal year to the Agent and the Lenders.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.”

6.             Pricing Grid.  Schedule 1.1(A)  —  Pricing Grid of the Credit Agreement is hereby amended and restated in its entirety as set forth on the schedule titled as Schedule 1.1(A) — Pricing Grid attached hereto.

7.             Conditions to Closing.  This Amendment shall become effective as of March 31, 2009 provided that each of the following conditions has been satisfied to the satisfaction of the Agent by April 14, 2009:

(a)       Execution and Delivery of Amendment.  The Borrower, the other Loan Parties, the Required Lenders, and the Agent shall have executed this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Required Lenders and the Agent.

(b)       Officer’s Certificate.  There shall be delivered to the Agent a certificate of the Loan Parties, dated the date of the Amendment and signed by the Chief Executive Officer, President, Vice President or Chief Financial Officer of each Loan Party, certifying that:  (i) the representations and warranties of the Borrower contained in Article 6 of the Credit Agreement shall be true and accurate on and as of the date of the Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) the Loan Parties shall have performed and complied with all covenants and conditions of the Credit Agreement and this Amendment; and (iii) no Event of Default or

Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist.

(c)       Representations and Warranties; No Event of Default.  The representations and warranties contained in Section 6 of the Credit Agreement and this Amendment, and of each Loan Party in each of the other Loan Documents, are true and correct on and as of the date of this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein), each of the Loan Parties has performed and complied with all covenants and conditions hereof and thereof, and no Event of Default or Potential Default has occurred and is continuing or exists as of the date of this Amendment; and by its execution and delivery of this Amendment, the Borrower and each other Loan Party certifies to each such effect.

(d)       Payment of Fees.  The Borrower has paid, or caused to be paid, (i) all fees, costs and expenses payable to the Agent or for which the Agent is entitled to be reimbursed, including but not limited to the reasonable fees and expenses of the Agent’s legal counsel, and (ii) a closing fee equal payable to each Lender that has executed this Amendment on or before the date hereof in an amount equal to fifty (50) basis points of such Lender’s Commitment.

(e)       Consents.  All material consents required to effectuate the transactions contemplated by this Amendment have been obtained.

(f)        Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment are in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent has received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and its counsel, as the Agent or its counsel may reasonably request.

8.             Representations and Warranties.  By its execution and delivery of this Amendment to Agent, Borrower and each of the other Loan Parties represents and warrants to Agent and Lenders as follows:

(a)           Authorization, Etc.  Each Loan Party has duly authorized, executed and delivered this Amendment.

(b)           Material Adverse Change.  After giving effect to this Amendment, no Material Adverse Change shall have occurred with respect to Borrower or any of the other Loan Parties since the Closing Date of the Credit Agreement.

(c)           Litigation.  After giving effect to this Amendment, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(d)           Organizational Documents Not Amended.  The organizational documents of such Loan Party have not been amended or modified since copies thereof were previously delivered to Agent.

9.             Miscellaneous.

(a)           Full Force and Effect.  All provisions of the Credit Agreement and the other Loan Documents remain in full force and effect on and after the date of this Amendment and the date hereof except as expressly amended hereby.  The parties do not amend any provisions of the Credit Agreement or any other Loan Document except as expressly amended hereby.

(b)           Counterparts.  This Amendment may be signed in counterparts (by facsimile transmission or otherwise), but all of which together shall constitute one and the same instrument.

(c)           Incorporation into Credit Agreement.  This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(d)           Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(e)           No Novation.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Borrower, the other Loan Parties, each Lender, and Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities or indebtedness under the Credit Agreement or the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Seventh Amendment as of the day and year first above written.

ATTEST:

By:	/s/ Joseph R. Miller	By:	/s/ Richard A. Boone
Name:	Joseph R. Miller	Name:	Richard A. Boone
Title:	VP, General Counsel	Title:	Senior Vice President and Chief Financial Officer of each of the following companies:

RHINO ENERGY LLC
CAM MINING LLC
CAM-BB LLC
CAM-KENTUCKY REAL ESTATE LLC
RHINO NORTHERN HOLDINGS LLC
CAM COAL TRADING LLC
LEESVILLE LAND, LLC
CAM AIRCRAFT LLC
HOPEDALE MINING LLC
CAM-OHIO REAL ESTATE LLC
SPRINGDALE LAND, LLC
CAM-COLORADO LLC
TAYLORVILLE MINING LLC
CLINTON STONE LLC
McCLANE CANYON MINING LLC
RHINO COALFIELD SERVICES LLC
RHINO RECLAMATION SERVICES LLC
SANDS HILL MINING LLC
RHINO SERVICES LLC
RESERVE HOLDINGS LLC
RHINO TRUCKING LLC
RHINO TECHNOLOGIES LLC
TRIAD ROOF SUPPORT SYSTEMS LLC
RHINO OILFIELD SERVICES LLC
RHINO EXPLORATION LLC

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PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

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BANK OF AMERICA, N.A.

By:
Name:
Title:

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THE HUNTINGTON NATIONAL BANK

By:	/s/ L. Blair DeVan
Name:	L. Blair DeVan
Title:	Vice President

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NATIONAL CITY BANK

By:	/s/ David M. Metz
Name:	David M. Metz
Title:	Senior Vice President

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RAYMOND JAMES BANK, FSB, individually and as Co-Documentation Agent

By:	/s/ Andrew D. Hahn
Name:	Andrew D. Hahn
Title:	Senior Vice President

[SIGNATURE PAGE - SEVENTH AMENDMENT TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA.

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

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UNION BANK OF CALIFORNIA, N.A., individually and as Co-Documentation Agent

By:	/s/ Richard Reeves
Name:	Richard Reeves
Title:	Vice President

[SIGNATURE PAGE - SEVENTH AMENDMENT TO CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Co-Documentation Agent

By:	/s/ Jonathan R. Richardson
Name:	Jonathan R. Richardson
Title:	Senior Vice President

SCHEDULE 1.1(A)

Pricing Grid-Variable Pricing and Fees Based on Leverage Ratio

Level	Applicable Leverage Ratio	Euro-Rate Margin	Base Rate Margin	Commitment Fee	Applicable Letter of Credit Fee
I	Less than or equal to 2.00 to 1.00	2.50%	1.00%	.375%	2.50%

II	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	2.75%	1.25%	.375%	2.75%

III	Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	3.00%	1.50%	.375%	3.00%

IV	Greater than 3.00 to 1.00	3.50%	2.00%	.375%	3.50%

For purposes of determining the Applicable Margin and the Applicable Letter of Credit Fee Rate:

(a)           As of the Closing Date, the Applicable Margin and Applicable Letter of Credit Fee Rate shall be such rates determined in accordance with paragraph (b) below, provided that, for the period beginning with the Closing Date and ending upon the Financials Delivery Date for the March 31, 2007 Compliance Certificate, such rates shall be no less than the respective amounts set forth under Level III of this Schedule 1.1(A) set forth above.

(b)           It is expressly agreed that after the Closing Date, the Applicable Margin and the Applicable Letter of Credit Fee Rate shall be determined based upon Schedule 1.1(A) above; provided, however, that the Applicable Margin and the Applicable Letter of Credit Fee Rate shall be set as of the Financials Delivery Date regardless of the actual date that a Compliance Certificate is provided to the Lenders.